EXHIBIT 22


         INTERNATIONAL GAME TECHNOLOGY SUBSIDIARIES


              NAME               JURISDICTION OF INCORPORATION


      International Game Technology               Nevada
      IGT                                         Nevada
      IGT-Missouri, Inc.                          Missouri
      IGT-Colorado Corporation                    Colorado
      IGT-Montana, Inc.                           Montana
      Fortune Advertising and Marketing           Nevada
      International Acceptance Corporation        Nevada
      IGT-China Management                        Nevada
      IGT-China                                   Nevada
      IGT-NHI Joint Venture Company               Nevada
      Megasports, Inc.                            Nevada
      International Game Technology
          Community Foundation                    Nevada
      IGT-Australia Pty. Ltd.                     New South Wales.
                                                  Australia
      Megabucks (Australia) Pty. Limited          New South Wales,
                                                  Australia
      Electronic Data Technologies,               New South Wales,
          Australia                               Australia
      FSC, Ltd.                                   Ireland
      IGT-New Zealand                             New Zealand
      IGT-Iceland, Ltd.                           Iceland
      IGT-Argentina, S.A.                         Argentina
      IGT-Europe, b.v.                            The Netherlands
      IGT-Japan, k.k.                             Japan
      IGT PNG Pty., Ltd.                          New Guinea
      IGT (Asia) Company Limited                  Hong Kong
      IGT do Brasil Ltda.                         Brazil
      International Game Technology -
         Africa (Pty) Ltd.                        Johannesburg, South Africa
      IGT Foreign Sales Corporation               Barbados